EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2000 relating to the financial statements and financial statement schedule, which appears in Coachmen Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


                                     /s/ PricewaterhouseCoopers LLP


South Bend, Indiana
December 20, 2000